PROSPECTUS SUPPLEMENT DATED NOVEMBER 1, 2000
                       (TO PROSPECTUS DATED MAY 31, 2000)

                                         Filed Pursuant to Rule 424(b)(3)
                                         Commission File No. 333-38242

                                 INPRIMIS, INC.
                     (formerly known as BOCA RESEARCH, INC.)


     This Prospectus Supplement supplements the Prospectus dated May 31, 2000 (the "Prospectus") of Inprimis, Inc. ("Inprimis" or the "Company") relating to the public offering, which is not being underwritten, and sale by Infomatec AG International, Inc. or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders") of up to 1,250,000 shares of Inprimis common stock, par value $0.01 per share. This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that information herein contained supersedes the information contained in the Prospectus.

                               NAME OF THE COMPANY

     On October 5, 2000, the name of the Company was officially changed from "Boca Research, Inc." to "Inprimis, Inc." All references to "Boca Research, Inc." in the Prospectus are hereby amended to be references to "Inprimis, Inc.", unless the context otherwise requires.